Exhibit 10.1
CONFIDENTIAL
*** Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested Under 17 C.F.R Sections 200.80(b)(4)
and Rule 406 of the Securities Act of 1933, as amended.

AMENDMENT TO
COMMERCIAL SUPPLY AGREEMENT

This AMENDMENT TO COMMERCIAL SUPPLY AGREEMENT (the “Amendment”) is entered into as of April 17, 2012 (the “Amendment Effective Date”) by and between Amylin Pharmaceuticals, Inc. (“AMYLIN”), having a principal place of business at 9360 Towne Centre Drive, San Diego, CA 92121, and Bachem Americas, Inc. (“BACHEM”), having its principal place of business at 3132 Kashiwa Street, Torrance, CA 90505.
WHEREAS, AMYLIN and BACHEM are Parties to that certain Commercial Supply Agreement, effective June 21, 2005 as amended on March 8, 2006 and November 20, 2008 (the “Agreement”);
WHEREAS, Bachem, Inc. on March 5, 2012 merged with Bachem Americas, Inc. and where said merger does not in manner alter or affect the performance of BACHEM under this Agreement, and where Bachem Americas, Inc. is made a party to this Agreement and is also responsible for the performance and obligations under the Agreement; and
WHEREAS, AMYLIN and BACHEM wish to amend the Agreement in the manner set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

1.	The Parties agree that all capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement.

2.	The Parties agree that Bachem Americas, Inc. shall be added to the Agreement, and all references to BACHEM shall include both Bachem, Inc. and Bachem Americas, Inc.
3.    The Parties agree to add Section 3.15 Insurance and Storage of Product.
Add Section 3.15 as follows: Insurance and Storage of Product. AMYLIN is responsible for maintaining insurance for the Product stock held on the premises at BACHEM which has been

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CONFIDENTIAL

invoiced to AMYLIN, but is held in storage at BACHEM according to AMYLIN’s request. BACHEM will maintain the Product in a clean, secured, segregated area at its facility and will store the Product in compliance with GMP requirements and in a manner consistent with maximizing the shelf life of the Product stock which shall remain clean, properly packaged and free of contamination. BACHEM shall the store the Product for a maximum period of […***…] ([…***…]) […***…] from the Effective Date of this Amendment, unless otherwise agreed to by the Parties in writing.
4.     The Parties agree to add Section 3.16 Payment for Storage of Product.
Add Section 3.15 as follows: Payment for Storage of Product. BACHEM will invoice AMYLIN on an […***…] basis for the Storage of the Product commencing upon execution of the Amendment. Storage fees shall be in the amount of $[…***…] for the […***…] and $[…***…] for […***…] to be held in storage. Storage fees shall be assessed and invoiced on […***…] of […***…] and shall apply for the […***…] or any […***…]. For clarity, BACHEM shall not refund storage fees on a pro-rated basis. Storage fees for the […***…] shall be assessed and invoiced promptly upon execution of this Amendment. Thereafter, AMYLIN will pay BACHEM within […***…] ([…***…]) days of the invoice date.
Entire Agreement. The Agreement, as amended by this Amendment, sets forth the entire agreement between AMYLIN and BACHEM with respect to its subject matter, and fully supersedes any and all prior and contemporaneous agreements or understandings pertaining to the subject matter of the Agreement, as amended by this Amendment. Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.
5.    Counterparts; Facsimile. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. This Amendment may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.
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***CONFIDENTIAL TREATMENT REQUESTED
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

BACHEM AMERICAS, INC.        AMYLIN PHARMACEUTICALS, INC.
By: /s/ Alex Fässler        By: /s/ Paul Marshall
Name: Alex Fässler        Name: Paul Marshall
Title: President & COO        Title: Sr. Vice President, Operations
Date: April 19, 2012_____________        Date: 27 April 2012______________

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